September 7, 2001


Capital Environmental Resource Inc.
1005 Skyview Drive
Burlington, Ontario L7P 5B1


Dear Sirs:

         The undersigned, GWD Management Inc., along with other investors, is a party to a Subscription Agreement with Capital Environmental Resource Inc (the "Company") dated July 27, 2001 (the "Subscription Agreement") pursuant to which the undersigned will acquire shares of common stock of the Company ("Common Stock"). The undersigned understands that the Company proposes to enter into (i) a Fifth Amendment and Waiver and Consent (the "Credit Agreement Fifth Amendment") to the Second Amended and Restated Credit Agreement, dated as of November 26, 1999 (the "Credit Agreement"), by and among the Company, the lenders named therein (the "Credit Agreement Lenders"), Canadian Imperial Bank of Commerce in its capacity as Syndication Agent (the "Syndication Agent"), Bank of America N.A. in its capacity as U.S. Agent (the "U.S. Agent"), and Bank of America Canada in its capacity as Canadian Agent (the "Canadian Agent") and (ii) a Fifth Amendment and Waiver to the Term Loan Agreement (the "Term Loan Fifth Amendment") to the Term Loan Agreement, dated as of November 26, 1999 (the "Term Loan Agreement"), by and among the Company, the lenders named therein (the "Term Loan Lenders") and Bank of America, N.A. in its capacity as Agent (the "Term Loan Agent")

         To induce the Credit Agreement Lenders, Syndication Agent, U.S. Agent and Canadian Agent to enter into the Credit Agreement Fifth Amendment, to induce the Term Loan Lenders and the Term Loan Agent to enter into the Term Loan Fifth Amendment and as a condition to closing under the Subscription Agreement, the undersigned, during the period commencing on the date hereof and ending on the earlier of (a) May 31, 2002, or (b) payment in full of all obligations of the Company under the Credit Agreement and the Term Loan Agreement, each as amended (the "Restricted Period"):

           (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock owned by the undersigned as of the date hereof or acquired by the undersigned pursuant to the Subscription Agreement (the "Subject Securities") or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Subject Securities (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, in cash or otherwise), without the prior written consent of the Company; provided, however, that the undersigned may transfer or assign Subject Securities at any time to (a) the spouse or children of the undersigned or of a person controlling

                                       1

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the undersigned or to a trust of which the  undersigned or a person  controlling the undersigned is the settlor and a trustee for the benefit of such spouse or children, provided that any such trust does not require or permit distribution of such Subject Securities during the Restricted Period, (b) entities or persons that hold limited partnership interests in the undersigned or (c) any entity that controls, is controlled by or is under common control with the undersigned, if such transferees shall have executed and delivered a letter to the Company with respect to the transferred Subject Securities in substantially the form of this letter, ("Permitted Transferees"); and

          (ii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Subject Securities for which the undersigned is the record holder and, in the case of any Subject Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Subject Securities; provided, however, that transfers to Permitted Transferees shall be permitted.

         The parties hereto agree that the terms and conditions of this letter agreement may not be amended or waived or otherwise modified in any respect without the prior written consent of the U.S. Agent and the Term Loan Agent.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                        Very truly yours,

                                        GWD MANAGEMENT INC.

                                        By:  /s/ Gary W. DeGroote
                                           ---------------------------
                                        Gary W. DeGroote, President


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(NAME - PLEASE TYPE)

GWD Management Inc.


(ADDRESS)
155 Lakeshore Road
Suite 201N
Burlington, Ontario
Canada, L7S 2J1

(SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NO.)


NUMBER OF SHARES OF COMMON STOCK
    OWNED AS OF THE DATE HEREOF:                                       0
                                                              ------------------

CERTIFICATE NUMBERS:





NUMBER OF SHARES OF COMMON STOCK TO BE ACQUIRED
     PURSUANT TO THE SUBSCRIPTION AGREEMENT:                           1,500,000
                                                              ------------------





ACKNOWLEDGED AND AGREED:

CAPITAL ENVIRONMENTAL RESOURCE INC.



By:      /s/ Dennis Nolan
   -------------------------------------------------------
Name: Dennis Nolan
Title: Executive Vice President and General Counsel